Exhibit 10.1

                                                    Transaction No. 1201-P-01-01


                                 PROMISSORY NOTE

US $2,850,000.00                                               December 28, 2004

     FOR VALUE RECEIVED, ROYAL STAR ENTERTAINMENT, LLC, a Delaware limited liability company ("Borrower"), promises to pay to the order of CRUISE HOLDINGS IV, LLC, a Nevada limited liability company ("Lender"), on or before December 28, 2005 (the "Maturity Date"), the principal sum of TWO MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS (US$2,850,000.00) with interest on the principal balance outstanding from time to time at the rate of Ten percent (10%) per annum (the "Interest Rate"), compounded annually.

     1. Payments. Principal and interest under this Note shall be paid as follows:

          (a) Accrued unpaid interest shall be due and payable monthly, in arrears, as determined at the Interest Rate, on or before February 1, 2005, and on the first (1st) day of each succeeding month thereafter until all principal and accrued interest owing on this Note shall have been fully paid and satisfied.

          (b) The entire principal balance (together with all accrued and unpaid interest) shall be due and payable in full on the Maturity Date.

          (c) Principal and interest accrued hereunder shall be payable in lawful money of the United States of America to Lender by wire transfer of funds to an account as designated by Lender from time to time, at 6280 Annie Oakley Drive, Las Vegas, Nevada 89120-3910 or at such other address as Lender may designate in writing from time to time to Borrower.


     2. Prepayments. Borrower may prepay at any time the remaining balance of principal and accrued interest evidenced by this Note upon: (a) the sale of that certain ship and general improvement at and on the maritime vessel named the Royal Star (St. Vincent and the Grenadines Official Number 6695; IMO Number 8409056) ("Royal Star Vessel"); provided that under such circumstances Borrower shall pay to Lender of a prepayment premium in an amount equal to five percent (5%) of the remaining balance of principal evidenced by this Note; or (b) the refinancing of this Note (including without limitation the pay off of this Note at par); provided under such circumstances there shall be no prepayment premium.

     3. Closing Fee. On the effective date of this Note, Borrower shall pay to Lender a closing fee in an amount equal to 2.75% of the principal amount of this Note, Seventy-Eight Thousand Three Hundred Seventy-Five and No/100ths Dollars (US$78,375.00), as further consideration for Lender's making a loan in the amount of the Note to Borrower.

     4. Late Fee. Borrower shall pay to Lender a late fee in the amount of ten percent (10%) of any installment payment not received by Lender within five (5) days of the date any such payment is due under the terms of this Note.

     5. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Note:

          (a) Failure by Borrower to make any payment of principal or interest under this Note within ten (10) days of when due and payable; or

          (b) Any default or event of default under that certain preferred maritime mortgage of even date herewith granted by Borrower to and for the benefit of Lender and recorded in the records of the registry of St. Vincent and the Grenadines, creating a preferred maritime mortgage lien on the Royal Star Vessel ("Royal Star Mortgage"), which default or event of default remains uncured beyond any applicable cure period; or

          (c) Borrower shall: (i) be generally unable or admit in writing the inability to pay its debts as they become due; (ii) have an order for relief entered in any case commenced by Borrower under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any federal or state bankruptcy, insolvency, reorganization, or similar law, or have such a proceeding commenced against Borrower and either have an order of insolvency or reorganization entered against Borrower or have the proceeding remain undismissed and unstayed for ninety
     (90) days; (iv) make an assignment for the benefit of creditors; (v) have a receiver, trustee, or custodian appointed for Borrower for the whole or any substantial part of Borrower's properties; or (vi) sell, pledge, encumber, assign or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, any interest in excess of twenty-five percent (25%) of total ownership interest in Borrower, without the prior written consent of Lender.

     6. Acceleration. Upon the occurrence of an Event of Default, Lender, at its option and without notice to Borrower, may declare the full amount of the principal indebtedness of this Note, together with all interest accrued hereunder to the date of said declaration, to be immediately due and payable, and immediate payment may be demanded by Lender from Borrower. Thereafter, to the extent permitted by applicable law, interest shall accrue on said principal and interest at a rate per annum equal to the Interest Rate, plus five percent (5%), until said principal and interest are paid in full to Lender.

     7. Waiver. Borrower agrees (a) that the failure of Lender to exercise any rights or remedies granted hereunder shall not constitute a waiver of such rights or remedies or any other rights or remedies, or preclude the exercise of such rights or remedies or any other rights or remedies at any time, and (b) that failure of Lender to exercise any rights or remedies granted hereunder, in the event of a breach hereof or an Event of Default hereunder, shall not be deemed a waiver of such breach or Event of Default or of any other or further breaches or Events of Default. In addition, Borrower hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and diligence in collection and bringing suit and agrees that Lender may extend the time for payment, accept partial payment, or take, exchange, or release security without discharging or releasing Borrower.

     8. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

     9. Rights and Remedies. This Note is secured by the Royal Star Mortgage. The rights and remedies set forth herein shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. The invalidity or unenforceability of any term or provision of this Note, or the application of such term or provision to any person or circumstance, shall not impair or affect the remainder of this Note and its application to other persons and circumstances and the remaining terms and provisions hereof shall not be invalid, but shall remain in full force and effect.

     10. Notices. Any notice to Borrower required or permitted hereunder shall be deemed to have been effectively delivered if in writing and served by personal delivery to Borrower or sent by registered or certified mail with return receipt requested (or such form of mail as may be substituted therefor by postal authorities), postage prepaid.

     11. Attorney's Fees. If any holder of this Note retains an attorney in connection with any Event of Default or at maturity or to collect, enforce or defend this Note or the Royal Star Mortgage in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or the Royal Star Mortgage and does not prevail,


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then  Borrower  agrees to pay to each such  holder,  in addition  to  principal, interest and any other sums owing to Lender hereunder and under the Royal Star Mortgage, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, reasonable attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

     12. Commercial Purpose. Borrower warrants that the proceeds of this Note shall be used solely for commercial purpose of either: (a) purchasing, installing, constructing and maintaining improvements, as set forth in the attached Exhibit A incorporated herein by reference, to the Port of Palm Beach, Florida pursuant to that certain Maritime Office Complex Lease and Operating Agreement (the "Port Lease") dated on or about April 26, 2002 between the Port of Palm Beach District, a political subdivision of the State of Florida, and ITG Vegas, Inc., a Nevada corporation; or (b) installing or constructing improvements on or attached to either the Royal Star Vessel or that certain casino cruise ship EMPRESS II, now known as the Big Easy, United States Official Number 998517.

     13. Service of Process. Borrower hereby irrevocably designates and appoints ______________________________________________________, as Borrower's authorized agent to accept and acknowledge on Borrower's behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the State of Nevada. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the State of Nevada satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

     Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by Borrower as Borrower's agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

     14. WAIVER OF JURY TRIAL. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE LOAN AGREEMENT, THE EMPRESS MORTGAGE, THE ROYAL STAR MORTGAGE OR THE GUARANTY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL
COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

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     IN WITNESS WHEREOF,  this Note has been executed by each of the Borrower as of the day and year first above written.

                       BORROWER:

                       ROYAL STAR ENTERTAINMENT, LLC, a Delaware limited liability company


                                By:   s/Francis X. Murray
                                      -------------------
                                Name: Francis X. Murray
                                      -------------------
                                Title:Vice President
                                      -------------------